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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934


               Date of Report (Date of earliest event reported)
                               December 18, 2000

                      Greenwich Capital Acceptance, Inc.
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            (Exact Name of Registrant as Specified in its Charter)



      Delaware                           333-34330         06-1199884
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      (State or Other Jurisdiction       (Commission       (I.R.S. Employer
      of Incorporation)                  File Number)      Identification No.)

      600 Steamboat Road
      Greenwich, Connecticut                                     06830
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      (Address of Principal                                   (Zip Code)
      Executive Offices)

      Registrant's telephone number, including area code:  (203) 622-2700

                                   No Change
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         (Former Name or Former Address, if Changed Since Last Report)



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     Item 5. Other Events

     On December 18, 2000, in connection with the offering of HarborView Mortgage Loan Trust 2000-2 Mortgage Pass-Through Certificates, Series 2000-2, the HarborView Mortgage Loan Trust 2000-2 issued the Class A-1, Class A-2, Class A-3, Class X-1, Class X-2, Class A-R, Class B-1, Class B-2 and Class B-3 Certificates pursuant to a Prospectus dated November 13, 2000 and a Prospectus Supplement dated December 15, 2000. Certain of the Mortgage Loans securing the Certificates will be serviced by Washington Mutual Bank, FA ("WMBFA") in accordance with the terms of a Master Mortgage Loan Purchase and Servicing Agreement , dated October 1, 2000 ("the Servicing Agreement"), between Greenwich Capital Financial Products, Inc. ("GCFP") and WMBFA, which was assigned to the Trust pursuant to the Assignment, Assumption and Recognition Agreement, dated December 18, 2000 among GCFP, WMBFA and the Trust (the "Assignment Agreement"). The Assignment Agreement, with a copy of the Servicing Agreement attached as an exhibit thereto, is attached hereto as
Exhibit 99.1.


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               Item 7. Financial Statements; Pro Forma Financial Information
                       and Exhibits.

          (a)  Not applicable.

          (b)  Not applicable.

          (c)  Exhibits:

                    99.1 Assignment, Assumption and Recognition Agreement,
                         dated December 18, 2000.


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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            GREENWICH CAPITAL ACCEPTANCE, INC.



                                            By: /s/ Frank Skibo
                                                --------------------------------
                                                Name:  Frank Skibo
                                                Title: Vice President



Dated:  January __, 2001


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                                 EXHIBIT INDEX
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Exhibit No.                     Description
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99.1                            Assignment, Assumption and Recognition Agreement